UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2016

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2016, I.D. Systems, Inc. (the “Company”) entered into a Separation and General Release Agreement (the “Separation Agreement”) with Norman L. Ellis, the former Chief Operating Officer of the Company. Pursuant to the Separation Agreement, Mr. Ellis has agreed to a general release of all claims against the Company and certain related parties as well as certain restrictive covenants, in exchange for which Mr. Ellis will be entitled to receive cash payments equal to three (3) months of his base salary and continue to receive healthcare benefits for a period of up to three months.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibit is filed as part of this report:

Exhibit Number	Description

10.1	Separation and General Release Agreement, dated December 16, 2016, between I.D. Systems, Inc. and Norman L. Ellis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: December 19, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and General Release Agreement, dated December 16, 2016, between I.D. Systems, Inc. and Norman L. Ellis.